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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 8, 1999
                                                         ----------------

                             SURGE COMPONENTS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

    New York                   0-14188                      11-2602030
    --------                   -------                      ----------
 (State or Other           (Commission File                IRS Employer
 Jurisdiction of               Number)                Identification Number)
 Incorporation)

                 1016 Grand Boulevard, Deer Park, New York 11729
--------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 595-1818
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events

         Effective December 8, 1999, Surge Components, Inc. (the "Registrant" or "Surge") executed an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among the Registrant, Global Datatel, Inc., a Nevada corporation ("Global") and GDIS Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and a wholly-owned subsidiary of Surge. The Asset Purchase Agreement replaces in its entirety a Merger Agreement and Plan of Reorganization entered into between the parties on October 8, 1999 which would have merged the two companies. Pursuant to the terms of the Asset Purchase Agreement, the Registrant, through Acquistion Sub, will acquire (the "Acquisition"), all of the assets of Global, and issue a "tracking-stock" covering the Global portion of the combined businesses. The shareholders of the Registrant will be asked to approve the Acquisition in an upcoming special meeting of Shareholders called for such purpose. A copy of the Asset Purchase Agreement is included as an exhibit to this Report.

         Global is a leader in Latin America in medium to large system integration projects. Global is a First Tier IBM Business Partner, Microsoft Solution provider, Lotus Premier Team Provider and a distributor for JBA International E.R.P. Company. Global also distributes hardware for Compaq, Dell, Hewlett-Packard and Cisco Systems. eHOLA.com, a wholly owned subsidiary of Global, is a Latin American Internet Service Provider multilingual portal.

Terms of the Acquisition

         In full consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by Global to Surge and in reliance upon the representations and warranties made by Global and for other consideration, the Registrant has paid to Global 239,000 shares of Series A Redeemable Convertible Preferred Stock, $.001 par value issuable on a 100 for 1 basis to the Global stockholders. The Surge stock is being held in escrow pending completion of final audits, fairness opinions, regulatory and any other required approvals. Following approval of Surge's and Global's stockholders, each share of Surge's Series A Redeemable Convertible Preferred Stock will automatically convert into and shall vote on a converted basis of 100 shares of Surge's Class B Common Stock.

         Surge's existing Common Stock, which trades under the Nasdaq symbol of SRGE, $.001 par value, shall be redesignated as "Class A Common Stock". The Class A Common Stock shall have the same rights and preferences and otherwise be the same as the existing Common Stock, except that the holders of each two (2) shares of Class A Common Stock issued and outstanding at the Effective Date (as defined in the Asset Purchase Agreement) of Shareholder approval and Nasdaq listing of the Class B Common Stock, shall have the right to receive and become exchangeable for one (1) share of Class B Common Stock.

         Surge's existing Class A Common Stock Warrants, which trade under the symbol of SRGEW, shall, upon shareholder approval and Nasdaq listing of the Class B Common Stock, be redesignated as "Class B Common Stock Warrants". Upon Shareholder approval and Nasdaq listing of the Class B Common Stock, each existing Warrant shall have the right to purchase one (1) share of Class B

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Common Stock at an exercise price of $5.00 per share, callable when the Class B
Common Stock trades at or above $7.00 per share and expiring on July 31, 2003.

         The Convertible Promissory Note (the "Note") issued to the Registrant reflecting a $1,000,000 loan (the "Loan") made as of October 8, 1999 to Global remains outstanding and, is convertible into shares of Global Common Stock at the rate of 90% of the fair market value of Global Common Stock. The Note is secured by a pledge of shares of Global Common Stock owned by an executive officer of Global, and has also been secured by the Registrant under a Security Agreement, dated December 1, 1999, which secures said Note with all of the assets of Global.

Item 7 Financial Statements.

       Financial Statements for this report and relating to Global will be filed upon completion of the transaction.

(c) Exhibits:

Exhibit
Number   Description

3.1 Asset Purchase Agreement and Plan of Reorganization, dated October 8, 1999, by and among Global Datatel, Inc., Global Datatel Acquisition Corporation and Surge Components, Inc. (Incorporated by reference from
         Exhibit 3.1 to Registrant's Current Report on Form 8-K, Date of Event, October 8, 1999).

3.2 Asset Purchase Agreement, dated December 8, 1999, by and among Surge Components, Inc., GDIS Acquisition Corp., as Buyer and Global Datatel, Inc.

99.1 Subordinated Convertible Promissory Note in the Principal Amount of $1,000,000.00 issued by Global Datatel, Inc. (Incorporated by reference from Exhibit 99.1 to Registrant's Current Report on Form 8-K, Date of Event, October 8, 1999).

99.2 Pledge Agreement, dated October 8, 1999, by and among Richard Baker, Global Datatel, Inc., and Surge Components, Inc. (Incorporated by reference from Exhibit 99.2 to Registrant's Current Report on Form 8-K, Date of Event October 8, 1999).

99.3 Security Agreement, dated December 1, 1999, by and among Surge Components, Inc., GDIS Acquisition Corp., as Buyer and Global Datatel, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  SURGE COMPONENTS, INC.
                                                  Registrant


Dated: December 17, 1999                       By: /s/ Steven Lubman
                                                   ----------------------------
                                                   Steven Lubman
                                                   Vice President, Principal
                                                   Financial Officer, Secretary
                                                   and Director